      As filed with the Securities and Exchange Commission on May 18, 2000
                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    --------

                                MEDICALOGIC, INC.
             (Exact name of registrant as specified in its charter)

                                    --------

              OREGON                                          93-0890696
    (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                    Identification Number)

                                    --------

          20500 NW EVERGREEN PARKWAY
            HILLSBORO, OREGON                                     97124
(Address of principal executive offices)                       (Zip Code)

                                    --------

                   MEDICALOGIC, INC. 1999 STOCK INCENTIVE PLAN
               MEDICALOGIC, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                      MEDSCAPE, INC. 1996 STOCK OPTION PLAN
                TOTAL EMED, INC. 1999 INCENTIVE STOCK OPTION PLAN
                         RICHARD REHM STOCK OPTION PLAN
                          KELLY GILL STOCK OPTION PLAN
                           KAREN POU STOCK OPTION PLAN
                              (Full title of plans)

                                    --------

                                 MARK K. LEAVITT
                             CHIEF EXECUTIVE OFFICER
                           20500 NW EVERGREEN PARKWAY
                             HILLSBORO, OREGON 97124
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 531-7000
                                    --------

                                   COPIES TO:

                                 TODD A. BAUMAN
                                 STOEL RIVES LLP
                         900 SW FIFTH AVENUE, SUITE 2600
                           PORTLAND, OREGON 97204-1268
                                 (503) 224-3380

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed           Proposed
                                                                 Maximum            Maximum               Amount
                                            Amount               Offering           Aggregate             of Regis-
Title of Securities                         to Be                Price Per          Offering              tration
To be Registered                            Registered           Share (1)          Price (1)             Fee
----------------                            ----------           ---------          ---------             -------

Common Stock                              10,260,750 shares      $12.78             $111,401,047          $29,410

---------------------------------------------------------------------------------------------------------------------------

(1)      This Registration Statement registers the following shares:

         Name of Plan                                                                        Number of Shares
         ------------                                                                        ----------------
         MedicaLogic, Inc. 1999 Stock Incentive Plan                                                6,500,000

         MedicaLogic, Inc. 1999 Employee Stock Purchase Plan                                        1,500,000

         Medscape, Inc. 1996 Stock Option Plan                                                      1,710,933

         Total eMed, Inc. 1999 Incentive Stock Option Plan                                            358,142

         Richard Rehm Stock Option Plan                                                               121,057

         Kelly Gill Stock Option Plan                                                                  60,529

         Karen Pou Stock Option Plan                                                                   10,089

         TOTAL                                                                                     10,260,750

         The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The estimated offering prices for the shares to be issued under the plans were calculated based on the exercise prices of outstanding options granted under such plans as follows:

                                                                   Exercise Price (based On
         Plan                              Number of Shares            weighted average)          Aggregate Exercise Price
         ----                              ----------------        ------------------------       ------------------------

         Medicalogic, Inc. 1999 Stock
         Incentive Plan                         6,500,000                   $10.75                      $69,875,000

         Medicalogic, Inc. 1999
         Employee Stock Purchase
         Plan                                   1,500,000                   $10.75                      $16,125,000

         Medscape, Inc. 1996 Stock
         Option Plan                            1,710,933                   $12.78                      $21,865,724

         Total eMed, Inc. 1999
         Incentive Stock Option Plan              358,142                   $ 6.43                      $ 2,302,853

         Richard Rehm Stock Option
         Plan                                     121,057                   $ 6.43                       $ 778,397




  Kelly Gill Stock Option Plan             60,529                   $ 6.43                      $ 389,201

  Karen Pou                                10,089                   $ 6.43                       $ 64,872

  TOTAL                                10,260,750                                              $111,401,047


    Pursuant to Rule 457(c), the estimated offering price for the shares to be issued under the MedicaLogic 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan was calculated based on the average of the high and low prices of the Common Stock on May 12, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents filed by MedicaLogic, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

             (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

             (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under
    Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating the description.

             All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   DESCRIPTION OF SECURITIES.

             Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Stoel Rives LLP, Portland, Oregon, holds a warrant to purchase 10,000 shares of Registrant's common stock at an exercise price of $6.50 a share. Partners and employees of Stoel Rives LLP beneficially own an aggregate of 47,000 shares of the Registrant's common stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article IV of the Registrant's Restated Articles of
Incorporation requires indemnification of current or former directors of the Registrant to the fullest extent not prohibited by the Oregon Business Corporation Act. The effects of the indemnification provisions are as follows:

             (a) The indemnification provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of the Registrant) if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

             (b) The indemnifications provisions grant a right of indemnification in respect of any proceeding by or in the right of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no right of indemnification will be granted if the person is adjudged to be liable to the Registrant.

             (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer is entitled to indemnification as a matter of right.

             (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the indemnification provisions may provide indemnifications broader than that described in (a) and (b).

             (e) The Registrant may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

    The Registrant has obtained insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

Item 8.  EXHIBITS.

             4.1 1999 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-94751)).

             4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-87285)).

             5.1      Opinion of Stoel Rives LLP.

             23.1     Consent of KPMG LLP.

             23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

             24.1     Power of Attorney (included on signature page)

Item 9.  UNDERTAKINGS.

             (a)      The Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
             are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability
             under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
             post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon on May 17, 2000.

                                         MEDICALOGIC, INC.


                                         By:  /s/ MARK LEAVITT
                                              ---------------------------------
                                              Mark K. Leavitt, M.D.
                                              Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 17, 2000.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MedicaLogic, Inc., does hereby constitute and appoint Mark K. Leavitt, David C. Moffenbeier and Frank J. Spina his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of MedicaLogic, Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable MedicaLogic, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of MedicaLogic, Inc., issuable pursuant to the 1999 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan, the Medscape 1996 Stock Option Plan, the 1999 Total eMed Incentive Stock Option Plan, the Richard Rehm Stock Option Plan, the Kelly Gill Stock Option Plan and the Karen Pou Stock Option Plan including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of MedicaLogic, Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

    SIGNATURE                            TITLE
    ---------                            -----

    /s/ MARK LEAVITT                     Chairman of the Board
    --------------------------------     and Chief Executive Officer
    Mark K. Leavitt, M.D.                PRINCIPAL EXECUTIVE OFFICER

/s/ FRANK SPINA                             Senior Vice President
----------------------------------          and Chief Financial Officer
Frank J. Spina                              PRINCIPAL FINANCIAL AND
                                            ACCOUNTING OFFICER



/s/ BRUCE M. FRIED                          Director
----------------------------------
Bruce M. Fried


----------------------------------          Director
C. Martin Harris, M.D.


/s/ RONALD H. KASE                          Director
----------------------------------
Ronald H. Kase


/s/ DAVID C. MOFFENBEIER                    Director
----------------------------------
David C. Moffenbeier


/s/ NEAL MOSZKOWSKI                         Director
----------------------------------
Neal Moszkowski


----------------------------------          Director
Richard D. Rehm, M.D.


/s/ MARK STEVENS                            Director
----------------------------------
Mark A. Stevens

                                  EXHIBIT INDEX


Exhibit
Number       Document Description
------       --------------------

4.1          1999 Restated Articles of Incorporation of the Registrant.
             (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-94751)).

4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-87285)).

5.1          Opinion of Stoel Rives LLP.

23.1         Consent of KPMG LLP.

23.2         Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).